EXHIBIT 99.2

CUMULUS MEDIA INC.

CUMULUS MEDIA HOLDINGS INC.

NOTICE OF GUARANTEED DELIVERY

Relating to the Offer to Exchange

Up to $610,000,000

Aggregate Principal Amount of Newly

Issued 7.75% Senior Notes due 2019

For

a Like Principal Amount of Outstanding

Restricted 7.75% Senior Notes due 2019

Issued in May 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     ,         , UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

This Notice of Guaranteed Delivery relates to the offer (the “Exchange Offer”) by Cumulus Media Holdings Inc. (the “Company”), a wholly-owned subsidiary of Cumulus Media Inc. (“Cumulus Media”), to exchange, upon the terms and subject to the conditions set forth in the Company’s prospectus, dated                     ,          (the “Prospectus”) and in the corresponding letter of transmittal (the “Letter of Transmittal”), its 7.75% Senior Notes due 2019 (the “Exchange Notes”), which will be issued in a transaction registered under the Securities Act of 1933 (the “Securities Act”), for any and all of the Company’s outstanding restricted 7.75% Senior Notes due 2019 (the “Original Notes”).

The Original Notes were issued pursuant to an indenture dated May 13, 2011 (as amended to date, the “Indenture”), among Cumulus Media, the subsidiary guarantors party thereto (including the Company) and U.S. Bank National Association, as trustee (the “Trustee”). Pursuant to a supplemental indenture dated September 16, 2011, among Cumulus Media, the Company, the subsidiary guarantors party thereto and the Trustee, the Company was substituted for Cumulus Media as the issuer and assumed all of Cumulus Media’s obligations under the Indenture and the Original Notes.

If the Original Notes, the Letter of Transmittal or any other required documents cannot be delivered to the exchange agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., New York City time, on the Expiration Date, then this form may be delivered by hand or (in the case of an Eligible Institution) transmitted by facsimile transmission, overnight courier or mailed to the exchange agent as indicated below.

Deliver to:

U.S. BANK NATIONAL ASSOCIATION, AS

EXCHANGE AGENT

By Registered Certified or Regular Mail or Overnight Courier or Hand Delivery:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS2N

St. Paul, Minnesota 55107

Attn: Specialized Finance

By Facsimile Transmission:

(651) 495-8158

By Telephone:

(800) 934-6802

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.

DELIVERY OF THIS NOTICE TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Original Notes is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, Original Notes pursuant to guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal. The undersigned guarantees that within three NASDAQ Stock Market trading days after the Expiration Date, the Original Notes, in proper form for transfer, or book-entry confirmation, as the case may be, will be delivered together with a properly completed and duly executed Letter of Transmittal and any other required documents.

The undersigned understands that tenders of Original Notes will be accepted only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer—Withdrawal Rights” section of the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Complete this section if you are tendering Original Notes:

Certificate No(s). for Original Notes (if available):	Principal Amount of Original Notes Represented by Certificates:
Principal Amount of Original Notes Tendered:	Signature(s):
Dated:	If your Original Notes will be delivered by book-entry transfer at The Depository Trust Company, Depository Account No.:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appears on certificates of Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Area Code and Telephone No.:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), hereby:

(a) represents that the above named person(s) own(s) the Original Notes to be tendered; and

(b) guarantees that delivery to the exchange agent of certificates for the Original Notes to be tendered, in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the exchange agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) Letter of Transmittal with any required signatures and any other required documents, will be received by the exchange agent at its address set forth above within three NASDAQ Stock Market trading days after the Expiration Date.

I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE LETTER OF TRANSMITTAL AND ORIGINAL NOTES TO BE TENDERED TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

Name of Firm	Authorized Signature

Address	Title

Name:
Zip Code	(Please Type or Print)

Area Code and Telephone No.:	Dated:

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS FORM; ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NASDAQ STOCK MARKET TRADING DAYS AFTER THE EXPIRATION DATE.

INSTRUCTIONS TO NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF NOTICE OF GUARANTEED DELIVERY. If a Holder (as defined in the Letter of Transmittal) of Original Notes wishes to participate in the Exchange Offer but the Original Notes, the Letter of Transmittal or any other required documents cannot be delivered to the exchange agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., New York City time, on the Expiration Date, then a properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the exchange agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is recommended that the mailing be completed by registered or certified mail, properly insured, with return receipt requested, and made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. For a description of the guaranteed delivery procedure, see Instruction 1 to the Letter of Transmittal.

2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Original Notes, the signature must correspond exactly with the name shown on the security position listing as the owner of the Original Notes.

If this Notice of Guaranteed Delivery is signed by a person other than a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed in the name of the participant(s) shown on the Book-Entry Transfer Facility’s security position listing. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must so indicate when signing. Unless waived by the Company, evidence satisfactory to the Company of that person’s authority to act must be submitted with this Notice of Guaranteed Delivery.

3. CAPITALIZED TERMS. Capitalized terms used, but not defined, in this Notice of Guaranteed Delivery have the meanings assigned to them in the Prospectus.

4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the exchange agent at its address set forth on the front of this Notice of Guaranteed Delivery. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.